Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use, in the Form S-1/A Pre-Effective Amendment No. 2 to Registration Statement and Prospectus of Ministry Partners Investment Company, LLC, of our report dated March 29, 2010 accompanying the consolidated financial statements of Ministry Partners Investment Company LLC and subsidiary as of December 31, 2009 and 2008 and for the years then ended contained in such Pre-Effective Amendment No. 2 to Registration Statement.

We also consent to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus.

April 30, 2010